[Vinson & Elkins Logo] ATTORNEYS AT LAW	VINSON & ELKINS L.L.P. 3700 TRAMMELL CROW CENTER 2001 ROSS AVENUE DALLAS, TEXAS 75201-2975 TELEPHONE (214) 220-7700 FAX (214) 220-7716 www.velaw.com

EXHIBIT 5.1

April 28, 2004

Electronic Data Systems Corporation

5400 Legacy Drive

Plano Texas 75024-3199

Ladies and Gentlemen:

We have acted as counsel for Electronic Data Systems Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of the issuance of up to 27,060,300 shares of common stock, par value $0.01 per share (the “Shares”), of the Company pursuant to the Company’s Registration Statement on Form S-4 (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2004. The Shares will be issued in connection with the Company’s offer (the “Exchange Offer”) to exchange 0.8430 Shares plus cash for each validly tendered and accepted FELINE PRIDES in the form of an Income PRIDES.

In rendering the opinion set forth below, we have reviewed the Registration Statement, the form of letter of transmittal (the “Letter of Transmittal”) to be used by holders of Income PRIDES to tender Income PRIDES for exchange pursuant to the Exchange Offer, the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, resolutions of the Company’s board of directors, and originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other certificates and documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. As to factual matters, with respect to information that is in the possession of the Company relevant to the opinion herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by the Company’s duly authorized representatives.

We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity. In connection with this opinion, we have also assumed that the Registration Statement will have become effective and the Shares will be issued in the Exchange Offer in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the Letter of Transmittal.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, when issued upon the terms and conditions of the Exchange Offer, will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Laws of the State of Delaware and the federal laws of the United States of America.

Electronic Data Systems Corporation

April 28, 2004

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Exchange Offer Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.